UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 8, 2015, EXOR S.p.A. (“EXOR”) issued the following press release:

Turin, June 8, 2015

PRESS RELEASE

EXOR Publishes Letter to PartnerRe Preferred Shareholders

EXOR Urges All PartnerRe Shareholders to Vote AGAINST Inferior AXIS Transaction Engineered by Certain PartnerRe Board Members with Significant Personal Interests

EXOR S.p.A. (“EXOR”; EXO.IM), one of Europe’s leading listed investment companies and the largest shareholder of PartnerRe Ltd. (“PartnerRe”; NYSE:PRE), today sent a letter to PartnerRe preferred shareholders as part of an ongoing process to ensure all PartnerRe shareholders have the information needed in order to make an informed decision with regard to the future of PartnerRe.

EXOR is soliciting common and preferred shareholders to vote AGAINST the proposed AXIS transaction at the upcoming Special General Meeting of PartnerRe shareholders to be held on July 24, 2015. This will enable PartnerRe to accept EXOR’s superior all-cash $137.50 per share binding offer for the Company.

In the EXOR transaction, PartnerRe preferred shares will remain outstanding in exactly the same way as under the AXIS transaction, but in a stronger and safer company that better protects the preferred shareholders’ investment. With no change to PartnerRe’s debt level, and a more conservative capital distribution policy than recent practice, PartnerRe is expected to maintain (and potentially enhance over time) the current BBB rating of its preferred securities.

PartnerRe has presented its shareholders with an inferior transaction in the form of the proposed AXIS amalgamation, which has been engineered by some members of the PartnerRe Board of Directors, specifically the Transaction Committee, who stand to benefit – personally and financially – from that transaction.

EXOR is the largest common shareholder of PartnerRe and is committed to ensuring that the long-term strength and success of PartnerRe is maintained for the ongoing benefit of employees, clients and preferred shareholders. EXOR believes PartnerRe shareholders deserve the opportunity to evaluate the EXOR offer properly, and to make a fully informed decision on that basis with regards to the Company’s future.

The Letter to Preferred Shareholders, and supporting FAQ and presentation, are available at www.exor-partnerre.com.

PartnerRe preferred and common shareholders seeking copies of the proxy statement or with questions about the EXOR offer or voting their shares can contact EXOR’s proxy solicitor, Okapi Partners LLC, at info@okapipartners.com or toll free at (877) 796-5274 (banks and brokerage firms should call +1 (212) 297-0720).

LETTER TO PARTNERRE PREFERRED SHAREHOLDERS

Dear PartnerRe Preferred Shareholder,

YOUR VOTE IS IMPORTANT!

At the upcoming Special General Meeting of PartnerRe shareholders, you will have the opportunity to vote on your Company’s planned amalgamation with AXIS that was first announced in January.  As a Preferred Shareholder, your vote “AGAINST” the AXIS transaction is critical to blocking an inferior transaction compared to the one proposed by EXOR S.p.A. on May 12, 2015.

EXOR is the largest common shareholder of PartnerRe and is committed to ensuring the long-term strength and success of our Company is maintained. We believe in this regard our interests are clearly aligned. Instead, the AXIS transaction that you’re being called to vote upon has been crafted by some members of the Board of Directors that stand to benefit – personally and financially – from the completion of such amalgamation.

You should expect to receive a call from PartnerRe agents soliciting votes for the AXIS transaction.  Note that PartnerRe has refused to provide us with the contact details of PartnerRe’s Preferred Shareholders, in order to prevent us from communicating with you directly so that you may make an informed decision.  They want to keep you uninformed.  This letter, the attached FAQ and support materials, in addition to our proxy statement that you should receive separately, are our best available means of providing you the facts at this time.  While they may be able to prevent us from calling you, they cannot prevent you from calling us.  Please call Okapi Partners LLC, the firm assisting us with this solicitation, toll free at (877) 796-5274 (banks and brokerage firms should call +1 (212)-297-0720) to obtain more information about the upcoming vote.

Some Facts the PartnerRe Board Would Prefer You Didn’t Know

The PartnerRe Board’s recommendation to vote in favor of the inferior AXIS transaction is an attempt to protect the outcome of a flawed process, where three non-executive directors of PartnerRe (the “Transaction Committee”):

(i)	Negotiated the AXIS takeover of PartnerRe at a discount to PartnerRe’s then trading value;
(ii)	Excluded the then CEO of PartnerRe and the Company’s financial advisors from the decision to commence that negotiation or from the negotiation of key economic terms including value and exchange ratio;
(iii)	Left PartnerRe shareholders in an extremely weak position by announcing the AXIS transaction along with the PartnerRe CEO’s resignation;
(iv)	Named one member of the Transaction Committee as PartnerRe “interim CEO”, granting him a material personal economic incentive tied to the successful completion of the AXIS transaction; and
(v)	Secured for themselves a continuing role in the AXIS/PartnerRe combined entity, including Chairmanship.

EXOR’s proposed transaction is clearly superior for Preferred Shareholders, ensuring a financially stronger and more stable company going forward.  But the Transaction Committee continues to protect the inferior transaction they arranged using promises of large capital distributions to common shareholders to try to secure their votes, all to the detriment of your interests.

A vote “AGAINST” the AXIS transaction will stop PartnerRe’s Transaction Committee from buying off common share votes with your Company’s capital in order to push through an inferior transaction.

THE EXOR TRANSACTION PROVIDES PREFERRED SHAREHOLDERS WITH A STRONGER AND SAFER COMPANY.

As a Preferred Shareholder, you should be aware that voting “AGAINST” the AXIS transaction is the best way to protect your investment in your Preferred Shares and your dividend.

In fact, the AXIS transaction will result in a:
(i)	Higher leveraged company compared to current PartnerRe standalone leverage with more than double the debt
(ii)	Aggressive $3.5 billion capital distribution commitment to common shareholders (including extraordinary dividends) to the detriment of the value of your preferred shares and the security of their BBB rating and future dividends
(iii)	Pay out of 100% of the combined company operating earnings by the end of 2017 through buybacks and dividends. This is not only financially unsound, it is far in excess of their industry peers.

Conversely, EXOR’s proposed transaction does not rely on incurring new debt or distributing any extraordinary dividends from PartnerRe, and will adopt a more conservative capital distribution policy to common shareholders than in PartnerRe’s recent past. Hence, there will be no impact on the existing leverage, financial strength or capital structure of PartnerRe, resulting in no changes in the future dividend streams of your preferred securities and in a potential enhancement of their current value and BBB rating.

The EXOR binding offer is the superior proposal for Preferred Shareholders.

WE URGE YOU TO VOTE “AGAINST” THE AXIS TRANSACTION TODAY.

For additional information, please call Okapi Partners LLC at:

+1 212 297 0720
Toll free: (877) 796-5274

ABOUT EXOR

EXOR is one of Europe’s leading investment companies and is controlled by the Agnelli family. It is listed on the Milan Stock Exchange and has a market capitalization of approximately $12 billion and a net asset value of approximately $15 billion. For over a century EXOR has made successful investments, including more recently the acquisition of Chrysler by Fiat, creating the world’s seventh largest car producer (“FCA”) with a $20 billion market capitalization.

EXOR focuses on long-term investments in profitable global companies, primarily in Europe and the United States, that benefit from its strong permanent capital base. In addition to FCA, its principal investments include CNH Industrial, the fourth largest global capital goods company (with a $12 billion market capitalization), and Cushman & Wakefield, the world’s largest private commercial real estate services company.

FOR FURTHER INFORMATION

Investors:
EXOR Investor Relations
Fabiola Portoso
+39 011 509 0345
ir@exor.com

Okapi Partners LLC is assisting EXOR with its efforts to solicit proxies. PartnerRe shareholders who have questions about voting their shares should call Okapi Partners LLC toll free at (877) 796-5274 (banks and brokerage firms should call +1 (212) 297-0720).

Okapi Partners
Bruce H. Goldfarb / Pat McHugh / Jon Einsidler / Lydia Mulyk
info@okapipartners.com

Media:
EXOR Media Relations
Andrea Griva
+39 011 509 0318
media@exor.com

StockWell Communications
Philip Gawith / Richard Holloway / Laura Gilbert
+44 20 7240 2486
exor@stockwellgroup.com

Abernathy MacGregor
Tom Johnson / Mike Pascale / Allyson Vento
+1 212 371-5999
exor@ABMAC.com

Community
Auro Palomba / Marco Rubino
+39 02 8940 4231
milano@communitygroup.it

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speak only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. EXOR has filed a proxy statement (the “Proxy Statement”) with the SEC in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals. Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Proxy Statement.

While EXOR’s legal advisors and PartnerRe’s legal advisors were satisfied that the tax treatment under the two transactions are the same, as indicated in the PartnerRe/AXIS Proxy Statement/Prospectus, this discussion also does not address the tax consequences to holders of PartnerRe preferred shares that receive surviving company shares in the amalgamation or the merger. Holders of PartnerRe preferred shares are urged to consult their tax advisors as to the United States federal, state, local and non-United States tax consequences to them of participating in the amalgamation, some of which are uncertain and may depend on such holders’ individual circumstances.